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                                                                    Exhibit 23.4


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of WesBanco, Inc. of our report dated January 25, 1996, except as to Note 2, the pooling of interests with Bank of Weirton, which is as of August 30, 1996, included as
Exhibit 99.1 of WesBanco, Inc.'s Annual Report to Stockholders, which is incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ PRICE WATERHOUSE LLP

Pittsburgh, Pennsylvania
February 4, 1998